FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                      THE CINCINNATI GAS & ELECTRIC COMPANY

                                  CONSOLIDATED



                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6
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
                      THE CINCINNATI GAS & ELECTRIC COMPANY
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                   Pro Forma
                                                                                 Actual           Adjustments            Pro Forma
                                                                                    (in thousands, except per share amounts)
OPERATING REVENUES
Electric
Non-affiliated companies ............................................         $ 1,458,828          $      --            $ 1,458,828
Affiliated companies ................................................              43,180                 --                 43,180
Gas
Non-affiliated companies ............................................             474,034                 --                474,034
Affiliated companies ................................................                   7                 --                      7
                                                                              -----------          -----------          -----------
Total operating revenues ............................................           1,976,049                 --              1,976,049


OPERATING EXPENSES
Fuel used in electric production ....................................             349,197                 --                349,197
Gas purchased .......................................................             249,116                 --                249,116
Purchased and exchanged power .......................................                --                   --
Non-affiliated companies ............................................              46,333                 --                 46,333
Affiliated companies ................................................              21,921                 --                 21,921
Other operation .....................................................             330,169                 --                330,169
Maintenance .........................................................              96,205                 --                 96,205
Depreciation ........................................................             160,951                 --                160,951
Amortization of phase-in deferrals ..................................              13,598                 --                 13,598
Amortization of post-in-service deferred operating
expenses ............................................................               3,290                 --                  3,290
Income taxes ........................................................             145,075                 --                145,075
Taxes other than income taxes .......................................             207,904                 --                207,904
                                                                              -----------          -----------          -----------
                                                                                1,623,759                 --              1,623,759

OPERATING INCOME ....................................................             352,290                 --                352,290

OTHER INCOME AND EXPENSES - NET
Allowance for equity funds used during
construction ........................................................               1,225                 --                  1,225
Phase-in deferred return ............................................               8,372                 --                  8,372
Income taxes ........................................................               9,139                  448                9,587
Other - net .........................................................             (21,296)                --                (21,296)
                                                                              -----------          -----------          -----------
                                                                                   (2,560)                 448               (2,112)

INCOME BEFORE INTEREST ..............................................             349,730                  448              350,178

INTEREST
Interest on long-term debt ..........................................             123,616                 --                123,616
Other interest ......................................................               2,793                1,279                4,072
Allowance for borrowed funds used
during construction .................................................              (3,859)                --                 (3,859)
                                                                              -----------          -----------          -----------
                                                                                  122,550                1,279              123,829

NET INCOME ..........................................................         $   227,180          $      (831)         $   226,349

PREFERRED DIVIDEND REQUIREMENT ......................................              10,643                 --                 10,643

COSTS OF REACQUISITION OF PREFERRED
STOCK ...............................................................              18,391                 --                 18,391
                                                                              -----------          -----------          -----------

NET INCOME APPLICABLE TO COMMON STOCK ...............................         $   198,156          $      (831)         $   197,315
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
                      THE CINCINNATI GAS & ELECTRIC COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                    Pro Forma
                                                                                Actual             Adjustments            Pro Forma
                                                                                             (dollars in thousands)
UTILITY PLANT - ORIGINAL COST
In service
Electric .........................................................            $4,631,605            $     --              $4,631,605
Gas ..............................................................               713,829                  --                 713,829
Common ...........................................................               185,255                  --                 185,255
                                                                              ----------            ----------            ----------

                                                                               5,530,689                  --               5,530,689
Accumulated depreciation .........................................             1,868,579                  --               1,868,579
                                                                              ----------            ----------            ----------
                                                                               3,662,110                  --               3,662,110

Construction work in progress ....................................                95,984                  --                  95,984
                                                                              ----------            ----------            ----------
Total utility plant ..............................................             3,758,094                  --               3,758,094

CURRENT ASSETS
Cash and temporary cash investments ..............................                 5,120                21,318                26,438
Restricted deposits ..............................................                 1,171                  --                   1,171
Notes receivable from affiliated companies .......................                31,740                  --                  31,740
Accounts receivable less accumulated
provision for doubtful accounts of $9,178 ........................               117,912                  --                 117,912
Accounts receivable from affiliated companies ....................                 2,453                  --                   2,453
Materials, supplies, and fuel
- at average cost
Fuel for use in electric production ..............................                29,865                  --                  29,865
Gas stored for current use .......................................                32,951                  --                  32,951
Other materials and supplies .....................................                52,023                  --                  52,023
Property taxes applicable to subsequent year .....................               123,580                  --                 123,580
Prepayments and other ............................................                32,433                  --                  32,433
                                                                              ----------            ----------            ----------
                                                                                 429,248                21,318               450,566

OTHER ASSETS
Regulatory Assets
Amounts due from customers - income taxes ........................               344,126                  --                 344,126
Post-in-service carrying costs and
deferred operating expenses ......................................               141,492                  --                 141,492
Phase-in deferred return and depreciation ........................                95,163                  --                  95,163
Deferred demand-side management costs ............................                33,534                  --                  33,534
Deferred merger costs ............................................                17,709                  --                  17,709
Unamortized costs of reacquiring debt ............................                38,439                  --                  38,439
Other ............................................................                19,545                  --                  19,545
Other ............................................................                89,908                  --                  89,908
                                                                              ----------            ----------            ----------
                                                                                 779,916                  --                 779,916

                                                                              $4,967,258            $   21,318            $4,988,576
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
                      THE CINCINNATI GAS & ELECTRIC COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                    Pro Forma
                                                                              Actual               Adjustments           Pro Forma
                                                                                             (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $8.50 par value;
Authorized shares - 120,000,000
Outstanding shares - 89,663,086 Actual .........................            $  762,136            $      --               $  762,136
Paid-in capital ................................................               536,276                   --                  536,276
Retained earnings ..............................................               247,403                   (831)               246,572
                                                                            ----------            -----------             ----------
Total common stock equity ......................................             1,545,815                   (831)             1,544,984

CUMULATIVE PREFERRED STOCK
Not subject to mandatory redemption ............................                21,146                   --                   21,146

LONG-TERM DEBT .................................................             1,565,108                   --                1,565,108
                                                                            ----------            -----------             ----------
Total capitalization ...........................................             3,132,069                   (831)             3,131,238

CURRENT LIABILITIES
Long-term debt due within one year .............................               130,000                   --                  130,000
Notes payable ..................................................                30,488                 21,318                 51,806
Notes payable to affiliated companies ..........................                   103                   --                      103
Accounts payable ...............................................               166,064                   --                  166,064
Accounts payable to affiliated companies .......................                12,726                   --                   12,726
Accrued taxes ..................................................               267,841                   (448)               267,393
Accrued interest ...............................................                30,570                  1,279                 31,849
Other ..........................................................                32,191                   --                   32,191
                                                                            ----------            -----------             ----------
                                                                               669,983                 22,149                692,132

OTHER LIABILITIES
Deferred income taxes ..........................................               767,085                   --                  767,085
Unamortized investment tax credits .............................               123,185                   --                  123,185
Accrued pension and other postretirement
benefit costs ..................................................               165,282                   --                  165,282
Other ..........................................................               109,654                   --                  109,654
                                                                            ----------            -----------             ----------
                                                                             1,165,206                   --                1,165,206

                                                                            $4,967,258            $    21,318             $4,988,576
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
                      THE CINCINNATI GAS & ELECTRIC COMPANY
        PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                      Pro Forma
                                                                                  Actual             Adjustments           Pro Forma
                                                                                               (dollars in thousands)

BALANCE DECEMBER 31, 1995 .........................................             $ 427,226              $--                $ 427,226

Net income ........................................................               227,180               (831)               226,349
Dividends on preferred stock ......................................               (10,643)              --                  (10,643)
Dividends on common stock .........................................              (377,969)              --                 (377,969)
Costs of reacquisition of preferred stock .........................               (18,391)              --                  (18,391)
                                                                                ---------              -----              ---------


BALANCE DECEMBER 31, 1996 .........................................             $ 247,403              $(831)             $ 246,572
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                      THE CINCINNATI GAS & ELECTRIC COMPANY

     Pro Forma Consolidated Journal Entries to Give Effect to the Borrowing
                         of Up to $53,300,000 from Banks


                                   Entry No. 1

Cash and temporary cash investments          $21,317,933
     Notes payable                                     $21,317,933

To record the issuance of notes payable of The Union Light, Heat, and Power Company, The West Harrison Gas and Electric Company, Lawrenceburg Gas Company, and Miami Power Corporation net of $31,982,067 of notes receivable from affiliated companies and all notes payable as of December 31, 1996.

                                   Entry No. 2

Other interest                               $ 1,279,076
     Accrued interest                                  $ 1,279,076

To record interest on $21,317,933 of notes payable at 6% per annum.

                                   Entry No. 3

Accrued taxes                                $   447,677
     Income taxes                                      $   447,677

To record the reduction in income taxes due to increased interest expense on notes payable.
($1,279,076 at an assumed tax rate of 35%).